Exhibit 99.1
News Release
Contacts:
Integra LifeSciences Holdings Corporation

John B. Henneman, III	Karen Mroz-Bremner
Executive Vice President,	Senior Manager,
Finance and Administration,	Corporate Development and
and Chief Financial Officer	Investor Relations
(609) 275-0500	(609) 936-6929
jhenneman@Integra-LS.com	Karen.Mroz-Bremner@Integra-LS.com
Integra LifeSciences Reports 2008 Financial Results
Revenues for the Full Year 2008 Increase 19% to $655 million
Plainsboro, New Jersey, March 2, 2009 — Integra LifeSciences Holdings Corporation (NASDAQ: IART) today reported its financial results for the fourth quarter and full year ending December 31, 2008. Total revenues in the fourth quarter of 2008 were $174.4 million, reflecting an increase of $16.7 million, or 11%, over the fourth quarter of 2007. Total revenues in the full year of 2008 were $654.6 million, reflecting an increase of $104.1 million, or 19%, over the full year of 2007. Excluding the impact of currency exchange rates, revenues increased 13% and 18%, respectively, for the quarter and year ended December 31, 2008. We have broken out our revenues by product category in a table at the end of this press release.
“Despite a challenging economic environment, Integra posted strong results for the full year 2008,” said Integra’s President and Chief Executive Officer, Stuart Essig. “We are pleased with the strength of our business under the circumstances, in particular our operating cash flow.”
The Company reported GAAP net income of $24.8 million, or $0.85 per diluted share, for the fourth quarter of 2008, compared to GAAP net income of $5.4 million, or $0.19 per diluted share, for the fourth quarter of 2007.
In the fourth quarter of 2008, the Company reported a $10.0 million deferred income tax benefit related to the restructuring of a German subsidiary.
In addition to GAAP results, Integra reports adjusted net income and adjusted earnings per diluted share. A further discussion of these and other non-GAAP financial measures can be found below, and reconciliations of GAAP net income to adjusted net income and GAAP earnings per diluted share to adjusted earnings per diluted share for the quarters and full years ended December 31, 2008 and 2007 appear in the financial statements attached to this release.
Adjusted net income for the fourth quarter of 2008, computed to exclude the $10.0 million deferred income tax benefit and with the other adjustments to GAAP reporting set forth in the attached reconciliation, was $15.5 million, or $0.53 per diluted share. Adjusted net income for the fourth quarter of 2007, computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $15.6 million, or $0.54 per diluted share.
Integra generated $27.1 million in operating cash flows in the fourth quarter and $72.6 million for the full year 2008, a 54% increase over full year 2007.

The Company reported GAAP net income of $34.9 million, or $1.22 per diluted share, for the full year 2008, compared to GAAP net income of $33.5 million, or $1.13 per diluted share in 2007. Adjusted net income for the full year 2008, computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $60.0 million, or $2.09 per diluted share. Adjusted net income for the full year 2007, computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $47.1 million, or $1.59 per diluted share.
The Company is reiterating its revenue and earnings per share guidance for the full year 2009. The Company is anticipating revenues between $720 million and $740 million and expects earnings per share to be between $1.86 and $2.06 on a GAAP basis and between $2.20 and $2.40 on an adjusted basis. We expect revenues in the first quarter of 2009 to be 3-5% lower than the fourth quarter of 2008, and earnings to be disproportionately lower, and that the fourth quarter of 2009 will be the strongest quarter of the year. In accordance with our usual practice, expectations for financial performance do not include the impact of acquisitions or other strategic corporate transactions that have not yet closed.
Our 2009 GAAP earnings per share guidance includes the impact of the application of Financial Accounting Standards Board Staff Position No. APB 14-1, Accounting for Convertible Debt Instruments that May be Settled in Cash Upon Conversion (“FSP APB 14-1”), which we implemented on January 1, 2009. FSP APB 14-1 requires that we separately account for the liability and equity components of our convertible debt instruments, which may be settled in cash upon conversion, in a manner that reflects an applicable nonconvertible debt borrowing rate at the time that we issued such convertible debt instruments.
In the future the Company may record, or expects to record, certain additional revenues, gains, expenses or charges (such as acquisition-related charges, facility consolidation, manufacturing and distribution transfer, and system integration charges, and non-cash interest expense related to the application of FSP APB 14-1) that it will exclude in the calculation of adjusted earnings per share for historical periods and in providing adjusted earnings per share guidance.
On a quarterly basis, the Company expects to incur approximately $3.8 million, or $0.08 to $0.09 per share, of share-based compensation expense associated with FAS 123R in 2009. This non-cash compensation expense is reflected in both the GAAP and adjusted earnings per share guidance for 2009 provided above.
Integra has scheduled a conference call for 9:00 AM ET on Monday, March 2, 2009 to discuss financial results for the fourth quarter and full year of 2008 and forward-looking financial guidance. The conference call will be hosted by Stuart Essig, President and Chief Executive Officer of Integra, and will be open to all listeners. Additional forward-looking information may be discussed in a question and answer session following the call.
Access to the live call is available by dialing 719-325-4798 or through a webcast via a link provided on the Investor Relations homepage of Integra’s website at www.Integra-LS.com. Access to a replay is available through March 16, 2009 by dialing 719-457-0820 (PIN 1460424) or through the webcast.
Integra LifeSciences Holdings Corporation, a world leader in regenerative medicine, is dedicated to improving the quality of life for patients through the development, manufacturing and marketing of clinically relevant, innovative and cost-effective surgical implants and medical instruments. The Company’s products are used to treat millions of patients every year, primarily in neurosurgery, orthopedics and general surgery. Integra’s headquarters are in Plainsboro, New Jersey, and it has research and manufacturing facilities throughout the world. http://www.Integra-LS.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and reflect the Company’s judgment as of the date of this release. Forward-looking statements include, but are not limited to, statements concerning future financial performance, including projections for revenues, GAAP and adjusted net income, GAAP and adjusted earnings per diluted share, acquisition and integration related costs and non-cash compensation expense associated with FAS 123R. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Such risks and uncertainties include, but are not limited to, the Company’s ability to maintain relationships with customers of acquired entities; physicians’ willingness to adopt, and third-party payors’ willingness to provide reimbursement for the Company’s recently launched and planned products; initiatives launched by the Company’s competitors; the Company’s ability to secure regulatory approval for products in development; fluctuations in hospital spending for capital equipment; the Company’s ability to comply with and obtain approvals for products of human origin and comply with recently enacted regulations regarding products containing materials derived from animal sources; difficulties in controlling expenses, including costs of legal compliance matters or internal controls review, improvement and remediation; the impact of changes in management or staff levels; the Company’s ability to integrate acquired businesses; the Company’s ability to leverage its existing selling organizations and administrative infrastructure; the Company’s ability to increase product sales and gross margins, and control non-product costs; the amount and timing of acquisition and integration related costs; the geographic distribution of where the Company generates its taxable income, the timing and amount of share-based awards granted to employees; fluctuations in foreign currency exchange rates; and the economic, competitive, governmental, technological and other risk factors and uncertainties identified under the heading “Risk Factors” included in Item 1A of Integra’s Annual Report on Form 10-K for the year ended December 31, 2007 and information contained in subsequent filings with the Securities and Exchange Commission.
Discussion of Adjusted Financial Measures
In addition to our GAAP results, we provide adjusted revenues, adjusted net income and adjusted earnings per diluted share. Adjusted revenues consist of growth in total revenues excluding the effects of currency exchange rates. Adjusted net income consists of net income, excluding (i) acquisition-related charges, (ii) facility consolidation, manufacturing and distribution transfer and system integration charges, (iii) certain employee termination and related costs, (iv) charges associated with discontinued or withdrawn product lines, (v) charges related to restructuring our European subsidiaries, (vi) charges related to litigation matters or disputes, (vii) intangible asset impairment charges, (viii) incremental professional and bank fees related to the delayed closing of financial statements, (ix) charges recorded in connection with terminating defined benefit pension plans, (x) charges relating to the grant of restricted stock units in connection with the extension of the term of the CEO’s employment agreement, (xi) non-cash interest expense related to the application of FSP APB 14-1, (xii) the income tax expense/benefit related to these adjustments, (xiii) quarterly adjustments to income tax expense/benefit related to the cumulative impact of changes in estimated tax rates and certain infrequently occurring items, and (xiv) income tax expenses or gains related to restructuring our European subsidiaries. Adjusted earnings per diluted share are calculated by dividing adjusted net income for earnings per diluted share by adjusted diluted weighted average shares outstanding.
Integra believes that the presentation of adjusted revenues, adjusted net income and adjusted earnings per diluted share provides important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. For further information regarding why Integra believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company’s Current Report on Form 8-K regarding this earnings press release filed today with the Securities and Exchange Commission. This Current Report on Form 8-K is available on the SEC’s website at www.sec.gov or on our website at www.Integra-LS.com.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

TOTAL REVENUES	$174,370	$157,645	$654,604	$550,459

COSTS AND EXPENSES
Cost of product revenues	68,138	62,426	252,826	214,674
Research and development	10,186	11,813	60,495	30,658
Selling, general and administrative	67,373	64,861	280,997	225,187
Intangible asset amortization	3,705	2,991	12,875	12,652

Total costs and expenses	149,402	142,091	607,193	483,171

Operating income	24,968	15,554	47,411	67,288

Interest income	584	1,174	2,114	3,552
Interest expense	(4,889)	(3,853)	(17,614)	(13,749)
Other income (expense), net	(1,552)	3,200	(905)	2,971

Income before income taxes	19,111	16,075	31,006	60,062

Income tax expense (benefit)	(5,734)	10,692	(3,927)	26,591

Net income	24,845	5,383	34,933	33,471

Diluted net income per share	$0.85	$0.19	$1.22	$1.13

Weighted average common shares outstanding for diluted net income per share	29,142	28,842	28,703	29,578

Listed below are the items included in revenues and net income that management excludes in computing the adjusted financial measures referred to in the text of this press release and further described under Discussion of Adjusted Financial Measures.
(In thousands, except per share amounts)
A. Growth in total revenues excluding the effects of currency exchange rates

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2008	2007	Change	2008	2007	Change

Integra NeuroSciences	$64,317	$65,427	(2%)	$256,869	$242,631	6%
Integra Orthopedics	$62,828	$45,033	40%	$217,953	$143,917	51%
Integra Medical Instruments*	$47,225	$47,185	0%	$179,782	$163,911	10%

Net Sales	$174,370	$157,645	11%	$654,604	$550,459	19%

FX impact	$3,540	—		$(5,586)	—

Growth in total revenues excluding the effects of currency exchange rates	$177,910	$157,644	13%	$649,018	$550,459	18%

*
During 2008, we eliminated certain distributed product lines from the LXU Medical business. In the fourth quarter, this reduced our revenues by $3.2 million. Since we acquired the LXU Medical business in May 2007, we have eliminated distributed product lines representing 54% of the acquired revenue base.

B.	Items included in GAAP net income

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

Acquisition-related charges	2,008	6,831	32,253	9,701

Employee termination and related costs	—	(131)	—	(160)

Facility consolidation, manufacturing and distribution transfer and system integration charges	232	328	1,035	1,106

Charges associated with discontinued or withdrawn product lines	—	550	1,207	2,006

Charges related to restructuring our European legal entities	—	—	—	335

Charges related to litigation matters or disputes	437	—	437	138

Intangible asset impairments	—	—	—	1,014

Incremental audit, legal and/or bank fees related to the delayed closing of financial statements	—	1,389	1,041	1,389

Charges recorded in connection with terminating defined benefit pension plans	372	—	372	—

Charge related to grant of restricted stock units in connection with extension of the term of the CEO’s employment agreement	—	—	18,356	—

Income tax expense (benefit) related to above adjustments	(1,136)	(1,504)	(21,515)	(4,612)

Quarterly adjustment to income tax expense related to the cumulative impact of changes in estimated tax rates and certain infrequently occurring items (1)	(1,284)	2,756	1,838	1,996

Income tax expenses or (gains) related to restructuring our European subsidiaries	(9,962)	—	(9,962)	709

(1)
For 2008, the $1,284 increase and $1,838 reduction to income tax expense were made to reflect what the income tax expense would have been based upon a 30% effective income tax rate for the year. For 2007, the above $2,756 and $1,996 reductions to income tax expense were made to reflect what the income tax expense would have been based upon a 37.7% effective income tax rate for the year. The adjusted effective income tax rate is the effective income tax rate that would have been reported after excluding certain infrequently occurring items from the reported tax rate.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS — HISTORICAL
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

GAAP net income	$24,845	$5,383	$34,933	$33,471

Non-GAAP adjustments:

Acquisition-related charges (a)	2,008	6,831	32,253	9,701

Employee termination and related costs (b)	—	(131)	—	(160)

Charges associated with discontinued or withdrawn product lines (c)	—	550	1,207	2,006

Charges related to restructuring our European legal entities (d)	—	—	—	335

Facility consolidation, manufacturing and distribution transfer and system integration charges(e)	232	328	1,035	1,106

Charges related to litigation matters or disputes (f)	437	—	437	138

Intangible asset impairments (g)	—	—	—	1,014

Incremental audit, legal and/or bank fees related to the delayed closing of financial statements (h)	—	1,389	1,041	1,389

Charges recorded in connection with terminating defined benefit pension plans (i)	372	—	372	—

Charge related to grant of restricted stock units in connection with extension of the term of the CEO’s employment agreement(j)	—	—	18,356	—

Income tax expense (benefit) related to above adjustments	(1,136)	(1,504)	(21,515)	(4,612)

Quarterly adjustment to income tax expense related to the cumulative impact of the changes in estimated tax rates and certain infrequently occurring items	(1,284)	2,756	1,838	1,996

Income tax expenses or gains related to restructuring our European subsidiaries (k)	(9,962)	—	(9,962)	709

Total of non-GAAP adjustments	(9,333)	10,219	25,062	13,622

Adjusted net income	$15,512	$15,602	$59,995	$47,093

Weighted average common shares outstanding for diluted net income per share	29,142	28,842	28,703	29,578

Adjusted diluted net income per share	$0.53	$0.54	$2.09	$1.59

(a)
Q4 2008 — $2,008 recorded in cost of product revenues;
Q4 2007 — $2,042 recorded in cost of product revenues, $4,600 recorded in research and development. $189 recorded in selling general and administrative.
FY 2008 — $6,667 recorded in cost of product revenues, $25,240 recorded in research and development. $346 recorded in selling general and administrative;
FY 2007 — $4,238 recorded in cost of product revenues, $4,600 recorded in research and development. $189 recorded in selling general and administrative, $674 recorded in amortization of intangibles.

(b)
Q4 2007 — $ 18 recorded in selling general and administrative, Negative $149 recorded in cost of product revenues.
FY 2007 — $6 recorded in cost of product revenues, Negative $166 recorded in selling general and administrative.

(c)	Q4 2007 — all recorded in cost of product revenues. FY 2008 — all recorded in cost of product revenues. FY 2007 — $1,656 recorded in cost of product revenues, $350 recorded in total revenues.

(d)	FY 2007 — all recorded in selling general and administrative.

(e)
Q4 2008 — all recorded in cost of product revenues.
Q4 2007 — $21 recorded in selling general and administrative, $307 recorded in cost of product revenues.
FY 2008 — $905 recorded in cost of product revenues, $130 recorded in selling general and administrative.
FY 2007 — $765 recorded in cost of product revenues, $341 recorded in selling general and administrative.

(f)	All recorded in selling general and administrative.

(g)	FY 2007 — $848 recorded in cost of product revenues, $166 recorded in amortization of intangibles.

(h)	All recorded in selling general and administrative.

(i)	All recorded in selling general and administrative.

(j)	All recorded in selling general and administrative.

(k)	All recorded in income tax expense.
Condensed Balance Sheet Data (in thousands):

	December 31,	December 31,
	2008	2007
Cash and marketable securities, including non-current portion	$183,546	$57,339
Accounts receivable, net	112,417	105,539
Inventory, net	146,103	144,535

Bank line of credit	260,000	—
Convertible securities, current	—	119,962
Convertible securities, non-current	330,000	330,000

Stockholders’ equity	350,206	260,429

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS — GUIDANCE

	Projected Year Ended
	31-Dec-09
(In thousands, except per share amounts)	Low	High
GAAP net income	$55,700	$61,700

Non-GAAP adjustments:

Acquisition-related charges	4,500	4,500

Facility consolidation, manufacturing and distribution transfer, and system integration charges	800	800

Non-cash interest expense related to the application of FSP APB 14-1	11,500	11,500

Income tax expense (benefit) related to above adjustments	(6,600)	(6,600)

Total of non-GAAP adjustments	10,200	10,200

Adjusted net income	$65,900	$71,900

Weighted average common shares outstanding for diluted net income per share	29,900	29,900

GAAP diluted net income per share	$1.86	$2.06

Non-GAAP adjustments detailed above (per share)	$0.34	$0.34

Adjusted diluted net income per share	$2.20	$2.40
IART-F
Source: Integra LifeSciences Holdings Corporation